UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material pursuant to Section 240.14a-11 (e) or
     Section 240.14a-12


                          FRANKLIN ELECTRIC CO., INC.
                          ---------------------------
                (Name of Registrant as Specified In Its Charter)

            -------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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[ ]  Check box if any part of the fee is offset as provided by
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

                          FRANKLIN ELECTRIC CO., INC.






                            400 East Spring Street
                           Bluffton, Indiana 46714

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 To Be Held
                    April 28, 2006 at 9:00 A.M., Eastern Time


To the Shareholders of
Franklin Electric Co., Inc.

     THE ANNUAL MEETING OF SHAREHOLDERS OF FRANKLIN ELECTRIC CO., INC. (THE "COMPANY"), AN INDIANA CORPORATION, WILL BE HELD AT THE PRINCIPAL OFFICE OF THE COMPANY, 400 EAST SPRING STREET, BLUFFTON, INDIANA, ON FRIDAY, APRIL 28, 2006, AT 9:00 A.M., EASTERN TIME. THE PURPOSES OF THE MEETING ARE TO:

1. Elect three directors for terms expiring at the 2009 Annual Meeting of Shareholders;

2. Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2006 fiscal year; and

3. Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on February 24, 2006 will be entitled to notice of and to vote at the Annual Meeting.

     You are urged to vote your proxy regardless of whether you plan to attend the Annual Meeting. If you do attend, you may nevertheless vote in person which will revoke any previously executed proxy.

By order of the Board of Directors.



                                       /s/ Thomas J. Strupp
                                       --------------------
                                       Vice President, Chief Financial
                                       Officer and Secretary

Bluffton, Indiana
March 20, 2006

                        FRANKLIN ELECTRIC CO., INC.
                          400 East Spring Street
                          Bluffton, Indiana 46714
                       ______________________________

                             PROXY STATEMENT
                       ______________________________

                       Annual Meeting of Shareholders
                        To be Held on April 28, 2006

                            GENERAL INFORMATION

     This Proxy Statement and the enclosed proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Franklin Electric Co., Inc. (the "Company"), 400 East Spring Street,
Bluffton, Indiana, for use at the Annual Meeting of Shareholders to be held on April 28, 2006 or any adjournment or postponement thereof. This Proxy Statement, together with the Company's Annual Report to shareholders, including financial statements contained therein, is being mailed to shareholders, beginning on or about March 20, 2006.

     The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Officers and employees of the Company, without additional compensation, may solicit proxies personally, by telephone or by facsimile. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred by them in connection therewith.

                              VOTING INSTRUCTIONS

     Shareholders may attend the Annual Meeting and vote their shares in person. Shareholders also may choose to submit their proxies by any of the following methods:

VOTING BY MAIL: Complete the enclosed proxy, date and sign it, and return it in the envelope provided.

VOTING BY TELEPHONE: Call the toll-free telephone number provided on the proxy. Telephone voting will be available through April 27, 2006, 24 hours a day. Detailed instructions will be provided during the call. The procedures are designed to authenticate votes cast by using the last 4 digits of a shareholder's social security/taxpayer I.D. number. Shareholders that vote by telephone should not return the proxy card.

VOTING BY INTERNET: Sign on to the website address identified on the proxy. Internet voting will be available through April 27, 2006, 24 hours a day. Detailed instructions will be provided on the website. The procedures are designed to authenticate votes cast by using the last 4 digits of a shareholder's social security/taxpayer I.D. number. Shareholders that vote by Internet should not return the proxy card.

     SHAREHOLDERS WHO ARE PARTICIPANTS IN THE COMPANY'S EMPLOYEE STOCK OWNERSHIP PLAN AND/OR DIRECTED INVESTMENT SALARY PLAN WILL RECEIVE A VOTING INSTRUCTION CARD THAT COVERS THE SHARES CREDITED TO THEIR PLAN ACCOUNTS. SUCH SHAREHOLDERS MAY NOT VOTE BY TELEPHONE OR INTERNET.

     If the enclosed proxy is properly voted, the shares represented thereby will be voted in the manner specified in the proxy. If a shareholder does not specify the manner in which the proxy shall be voted, the shares represented thereby will be voted:

*	FOR the election of the nominees for director as set forth in this Proxy
Statement;
*	FOR the ratification of the appointment of Deloitte & Touche LLP as the
Company's independent registered public accounting firm for the 2006 fiscal year; and
*	In accordance with the recommendations of management with respect to other matters that may properly come before the Annual Meeting.

     A shareholder who has executed a proxy has the power to revoke it at any time before it is voted by (i) delivering written notice of such revocation to Mr. Thomas J. Strupp, Vice President, Chief Financial Officer and Secretary, 400 East Spring Street, Bluffton, Indiana 46714, (ii) executing and delivering a subsequently dated proxy by mail, or voting by telephone or through the Internet at a later date, or (iii) by attending the Annual Meeting and voting in person.

             SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

     The Board of Directors of the Company fixed the close of business on February 24, 2006 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 45,000,000 shares of common stock, $.10 par value (the "Common Stock"), authorized, of which 22,601,412 shares were outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the shareholders of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast on any matter submitted to shareholders. As a result, abstentions and broker non-votes will not have any effect on the voting results with respect to any of the matters scheduled to be submitted to shareholders at the Annual Meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                               BENEFICIAL OWNERS

     The following table shows the persons known by the Company to be the beneficial owners of more than five percent of the Company's Common Stock as of February 24, 2006, unless otherwise noted. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP           OF CLASS

Select Equity Group, Inc., jointly      3,348,924 (1)                14.82
with George S. Loening
(and related entities),
380 Lafayette Street, 6th Floor
New York, NY 10003

Patricia Schaefer                       2,000,084                    8.85
5400 Deer Run Court
Muncie, IN 47304

Diane D. Humphrey                       1,843,073                    8.15
2279 East 250 North Road
Bluffton, IN  46714

Wells Fargo Bank Minnesota, N.A.        1,787,494 (2)                 7.91
Midwest Plaza, West Tower
Suite 700
801 Nicolette Mall
Minneapolis, MN 55479-0065

T. Rowe Price Associates, Inc.          1,585,500 (3)                 7.02
100 E. Pratt Street
Baltimore, MD  21202

(1) According to a Schedule 13G jointly filed with the SEC on February 14, 2006, Select Equity Group, Inc., Select Offshore Advisors, LLC and
George S. Loening have sole investment and voting power with respect to 3,348,924 shares, and no shared voting or investment power.
(2) Wells Fargo Bank holds these shares as Trustee under the Company's Employee Stock Ownership Plan (the "ESOP"), Directed Investment Salary
Plan (the "401(k) Plan"), and defined benefit pension plans. Share information is from February 24, 2006 Trust records provided by Wells
Fargo Bank. The shares held in the ESOP and 401(k) Plan will be voted pursuant to the direction of the participants to the extent these shares are allocated to participants' accounts. Unallocated shares and allocated shares for which no direction is received from participants will be voted by the Trustee in accordance with the direction of the Employee Benefits Committee of the Company. The Employee Benefits
Committee is appointed by the Company's Board of Directors to oversee the Company's employee benefit plans. In the absence of any direction from the Employee Benefits Committee, such shares will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary obligations. The
Trustee has no investment power over allocated shares and has shared investment power over unallocated shares. The shares held in the defined benefit pension plans will be voted pursuant to the direction of the Employee Benefits Committee of the Company, which also has investment power over these shares.
(3) According to a Schedule 13G filed with the SEC on February 14, 2006, T. Rowe Price Associates, Inc. has sole investment power with respect to 1,585,500 shares, sole voting power with respect to 669,500 shares and no shared voting or investment power. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T.
Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of Common Stock beneficially owned by directors, nominees, each of the executive officers named in the "Summary Compensation Table" below, and all executive officers and directors as a group, as of February 24, 2006. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.




NAME OF                           AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP           OF CLASS


R. Scott Trumbull                        250,912(1)(2)(3)             1.10

Gregg C. Sengstack                       245,270(1)(2)               1.08

Peter-Christian Maske                     99,291(1)(2)                 *

Howard B. Witt                            94,685(1)                  *

Robert J. Stone                           76,399(1)(2)                         *

Jerome D. Brady                           71,072(1)(3)                *

Daniel J. Crose                           40,912(1)(2)                       *

Thomas L. Young                            5,249                    *

David A. Roberts                           5,116(1)(3)                *

Diana S. Ferguson                          4,916(1)(3)                *

David M. Wathen                            2,249(3)                  *

All directors and                      1,122,130(1)(2)(3)              4.83
executive officers as
a group

* Less than 1 percent of class

(1)  Includes shares issuable pursuant to stock options exercisable within 60 days after February 24, 2006 as follows: Mr.  Trumbull, 160,370; Mr.
Sengstack, 127,050; Mr. Maske, 19,450; Mr. Witt, 80,000; Mr. Stone,
54,243; Mr. Brady, 68,000; Mr. Crose, 38,243; Mr. Roberts, 2,667; Ms.
Ferguson, 2,667; and all directors and executive officers as a group,
643,262.
(2)  Includes shares held by the ESOP Trustee as to which the individuals do not have investment power as follows: Mr. Trumbull, 561; Mr. Sengstack,
6,704; Mr. Maske, 1,921; Mr. Stone, 4,568; Mr. Crose, 986; and all
directors and executive officers as a group, 37,576.
(3)	  Does not include 1,815 stock units credited to Mr. Trumbull, 5,088 stock units credited to Mr. Brady, 1,086 stock units credited to Mr. Roberts, 2,071 stock units credited to Ms. Ferguson and 984 stock units credited to Mr. Wathen, pursuant to the terms of the Nonemployee Directors'
     Deferred Compensation Plan described under "Information About the Board and its Committees".

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and greater than 10 percent shareholders of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company and to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of these reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that its directors, officers and greater than 10 percent shareholders complied with all applicable Section 16(a) filing requirements applicable to them during 2005, with the following exceptions: Mr. Roberts filed a late Form 4 to report a purchase of shares; Messrs. Wathen and Young each filed a late Form 3 to report their initial appointment to the Company's Board of Directors and a late Form 4 to report an award of Company shares.

                            ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board of Directors shall consist of three to eleven directors, with the exact number set by the Board of Directors by resolution. The Board of Directors currently consists of seven directors, divided into three classes of two or three directors each. Each year, the directors of one of the three classes are elected to serve terms of three years and until their successors have been elected and qualified. Three directors will be elected at the Annual Meeting this year. Directors are elected by the affirmative vote of a plurality of the shares voted (i.e., the three nominees who receive the most votes will be elected).

     Jerome D. Brady, David M. Wathen and Diana S. Ferguson have been nominated to serve as directors of the Company for terms expiring in 2009. Messrs. Brady and Wathen and Ms. Ferguson are currently directors of the Company. The nominees have indicated their willingness to serve as a director if elected. If, however, any nominee is unwilling or unable to serve as a director, shares represented by the proxies will be voted for the election of another nominee proposed by the Board of Directors or the Board may reduce the number of directors to be elected at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE.

          INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

     The ages, principal occupations during the past five years and certain other affiliations of the director nominees and the continuing directors, and the years in which they first became directors of the Company, are set forth below:

NOMINEES FOR TERMS EXPIRING IN 2006
                                                                  DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION               SINCE

Jerome D. Brady,            62  Retired in 2000. Formerly           1998
  Director of the Company       President and Chief Executive
  Officer of C&K Components,
  a manufacturer of electro-
                                mechanical switches. Director,
                                Circor International, Inc.

David M. Wathen,            53  President and Chief Executive       2005
  Director of the Company       Officer, Balfour Beatty, Inc.
                                (U.S. Operations), an engineering,
                                construction and building
                                management services company,
                                from 2002 to present; prior thereto,
                                Principal Member, QUESTOR, a
                                venture capital firm.

Diana S. Ferguson,          42  Senior Vice President, Strategy     2004
  Director of the Company       and Corporate Development, Sara Lee
                                Corporation, a manufacturer of
                                consumer products, from 2005 to
                                present; prior thereto, Senior Vice
                                President, Corporate Development and
                                Treasurer, Sara Lee Corporation,
                                from 2001 to 2005. Director,
                                Peoples Energy Corporation.

CONTINUING DIRECTORS
--------------------

DIRECTORS WHOSE TERMS EXPIRE IN 2007
                                                                   DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION                SINCE

Thomas L Young,             61  President, Titus Holdings Ltd.,     2005
 Director of the Company        a private investment company;
                                formerly Executive Vice President
                                and Chief Financial Officer,
                                Owens-Illinois, Inc., a manufacturer
                                of glass and plastic packaging, from
                                2003 until retirement in 2005; prior
                                thereto, Co-Chief Executive Officer
                                (from January 2004 to April 2004)
                                and Executive Vice President,
                                Administration and General Counsel,
                                Owens-Illinois, Inc., from 1998
                                to 2004. Director, Manor Care,
                                Inc., and Owens-Illinois, Inc.

R. Scott Trumbull,          57  Chairman of the Board               1998
  Chairman of the Board         and Chief Executive Officer
  and Chief Executive           of the Company since 2003. Formerly
  Officer of the Company        Executive Vice President and
                                Chief Financial Officer,
                                Owens-Illinois, a manufacturer of
                                glass and plastic packaging, from
                                2001 to 2002; prior thereto, Executive
                                Vice President - International
                                Operations and Corporate Development,
                                Owens-Illinois, Inc., from 1998 to 2001.
                                Director, Health Care REIT
                                and Schneider National, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2008
                                                                  DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION               SINCE

Howard B. Witt,             65  Retired in 2005. Formerly           1994
 Director of the Company        Chairman of the Board, President
                                and Chief Executive Officer,
                                Littelfuse, Inc., a manufacturer
                                of electronic, electrical and
                                automotive fuses, from 1990 to 2004.
                                Director, Littelfuse, Inc. and
                                Artisan Funds, Inc.

David A. Roberts            58  President and Chief Executive       2003
  Director of the Company       Officer, Graco, Inc., a
                                manufacturer of fluid-handling
                                equipment and systems since June
                                2001; formerly, Group Vice President,
                                The Marmon Group, Inc. a
                                diversified manufacturer, from 1995
                                to 2001. Director, Graco, Inc.

                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     Nonemployee directors are paid an annual retainer of $35,000 plus a fee of $1,500 for each Board and Board committee meeting attended. The Audit Committee chairman receives an additional fee of $6,000 and the Personnel and Compensation and the Corporate Governance Committee chairmen receive an additional fee of $3,500. Directors who are employees of the Company receive no additional compensation for serving on the Board or Board committees.

     Nonemployee directors participate in the Franklin Electric Co., Inc. Stock Plan (the "Stock Plan"). In 2005, the Personnel and Compensation Committee granted awards, of 2,249 shares of the Company's common stock to each nonemployee director. The shares which vested immediately upon grant had a market value of $80,000 on the April 29, 2005 date of grant.

     Nonemployee directors may participate in the Nonemployee Directors' Deferred Compensation Plan (the "Deferred Compensation Plan"). Under the Deferred Compensation Plan, each nonemployee director may elect to receive his or her annual director's fee in Company shares or in cash. If Company shares are elected, nonemployee directors may also elect to defer issuance of the shares until service on the Board terminates, in which case the director's fee is converted into stock units. Additional credits are made to a participant's stock unit account in dollar amounts equal to the cash dividends that the participant would have received had he or she been the owner on each record date of a number of shares of common stock equal to the number of stock units in his or her stock unit account on such date. Ms. Ferguson, Mr. Schneider (who retired in October 2005) and Mr. Wathen elected to receive their fiscal 2005 director's fees in Company shares and to defer issuance of the shares. Accordingly, on April 29, 2005, Ms. Ferguson, Mr. Schneider and Mr. Wathen were credited with 984 stock units.

     Under terms of the Deferred Compensation Plan, upon his retirement, Mr. Schneider elected to receive the balance of his stock unit account in common stock of the Company as of January 31, 2006. Accordingly, Mr. Schneider received 4,923 shares of the Company's Common Stock.

     The Company has a Consulting Directors' Plan for nonemployee directors who retire from Board service at age 70 or older. Under the Consulting Directors' Plan, a retiring director shall be eligible to enter into a consulting agreement with the Company under the terms of which the consulting director agrees to be available for consultation from time to time and is entitled to receive an annual fee for such services equal to the director's fee in effect at retirement. The consulting director can receive this fee up to the same number of years that were served as director. The Company froze the Consulting Directors' Plan in 2003; accordingly, eligibility for future participation in the Consulting Directors' Plan is limited to the Company's nonemployee directors first elected for service before 2003.

DIRECTOR INDEPENDENCE

     The Board of Directors of the Company has determined that each of the current directors, except for R. Scott Trumbull, Chairman of the Board and Chief Executive Officer of the Company, is an "independent director" in compliance with the independence standards set forth in the Company's Corporate Governance Guidelines and under the applicable rules adopted by The Nasdaq Stock Market ("Nasdaq").

MEETINGS

     The Board held five (5) regularly scheduled meetings during 2005. Each director, except Mr. Schneider, attended at least 75 percent of the aggregate meetings of the Board and Board committees of which he or she was a member during the period that each served as a director. All directors, except Mr. Schneider, who were members of the Board at that time attended the 2005 Annual Meeting of Shareholders.

COMMITTEES

     The committees of the Board are: the Audit Committee, the Personnel and Compensation Committee and the Corporate Governance Committee.

     AUDIT COMMITTEE.  The current members of the Audit Committee are Jerome
D. Brady (Chairman), Diana S. Ferguson, and Thomas L Young. The Board of Directors has determined that each member of the Audit Committee is an "independent director" in compliance with the independence standards set forth in the Company's Corporate Governance Guidelines and under the applicable Nasdaq rules. The Board of Directors has adopted an Audit Committee charter, a copy of which is available on the Company's website at www.fele.com under "Corporate Governance," that sets forth the duties and responsibilities of the Audit Committee. Under its charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the system of internal control which management has established, the Company's process for monitoring compliance with laws and regulations, and the audit process. It is the general responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding the Company's accounting methods and internal control procedures. The Audit Committee held four (4) meetings in 2005.

     PERSONNEL AND COMPENSATION COMMITTEE. The current members of the Personnel and Compensation Committee (the "Compensation Committee") are Howard
B. Witt (Chairman), David A. Roberts and David M. Wathen. The Board of Directors has determined that each member of the Compensation Committee is an "independent director" in compliance with the independence standards set forth in the Company's Corporate Governance Guidelines and under applicable Nasdaq rules. The Board of Directors has adopted a Compensation Committee charter, a copy of which is available on the Company's website at www.fele.com under "Corporate Governance," that sets forth the duties and responsibilities of the Compensation Committee. Under its charter, the Compensation Committee determines and approves the annual salary, bonus and other benefits of the chief executive officer and the other executive officers of the Company; reviews and submits to the Board of Directors recommendations concerning stock plans; periodically reviews the Company's policies in the area of management benefits; and oversees the Company's management development and organization structure. The Compensation Committee held three (3) meetings in 2005.

      CORPORATE GOVERNANCE COMMITTEE. The Board of Directors voted to establish the Corporate Governance Committee (the "Governance Committee") at its December 2005 Board meeting. The current members of the Governance Committee are Thomas L. Young (Chairman), David A. Roberts, David M. Wathen and Diana S. Ferguson. The Board of Directors has determined that each member of the Governance Committee is an "independent director" in compliance with the independence standards set forth in the Company's Corporate Governance Guidelines and under applicable Nasdaq rules. The Board of Directors has adopted a Governance Committee charter, a copy of which is available on the Company's website at www.fele.com under "Corporate Governance," that sets forth the duties and responsibilities of the Governance Committee. Under its charter, the Governance Committee reviews the size of the Company's Board of Directors and committee structure and recommends appointments to the Board and the Board Committees; reviews and recommends to the Board of Directors the compensation of nonemployee directors including grants of awards to nonemployee directors under the Company's equity based and incentive compensation plans; and develops such corporate governance guidelines deemed necessary for the Company. The Governance Committee will begin holding meetings in 2006.

     The Governance Committee is also responsible for identifying and recommending to the Board candidates for director. The Governance Committee seeks to identify as candidates for director persons from various backgrounds and with a variety of life experiences who have a reputation for and a record of integrity and good business judgment. The Governance Committee also considers whether a person has experience in a highly responsible position in a profession or industry relevant to the conduct of the Company's business. The Governance Committee takes into account the current composition of the Board and the extent to which a person's particular expertise, experience and ability and willingness to make an appropriate time commitment will complement the expertise and experience of other directors. Candidates for director should also be free of conflicts of interest or relationships that may interfere with the performance of their duties. Based on its evaluation and consideration, the Governance Committee submits its recommendation for director candidates to the full Board of Directors, which is then responsible for selecting the candidates to be elected by the shareholders.

     The Governance Committee will consider as candidates for director persons recommended or nominated by shareholders. Shareholders may recommend candidates for directors by writing to the Secretary of the Company at the address listed below under "Other Corporate Governance Matters." Nominations of directors may be made by any shareholder entitled to vote in the election of directors, provided that written notice of intent to make a nomination is given to the Secretary of the Company not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice must set forth: (i) information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) the consent of such nominee to serve as a director of the Corporation if so elected.

OTHER CORPORATE GOVERNANCE MATTERS

     The Board of Directors has adopted Corporate Governance Guidelines, a copy of which is available on the Company's website at www.fele.com under "Corporate Governance," that provide, among other things, that the Company's independent directors will meet in executive session, outside the presence of the non-independent directors and management, at least twice a year. In 2005, the independent directors met in executive session five (5) times.

     Shareholders may contact the Board of Directors, any Board committee, any independent director or any other director by writing to the Secretary of the Company as follows:

            Franklin Electric Co., Inc.
            Attention:  [Board of Directors]
            [Board Committee] [Board Member]
            c/o Corporate Secretary
            Franklin Electric Co., Inc.
            400 E. Spring Street
            Bluffton, IN  46714

     The independent directors of the Board have approved a process for collecting, organizing and responding to written shareholder communications addressed to the Board, Board committees or individual directors. Copies of the Company's corporate governance documents, including the Board Committee charters and the Corporate Governance Guidelines are available upon written request to the Secretary of the Company at the address listed above.

                            AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors, which is composed solely of independent directors, is responsible, under guidelines established in the Audit Committee Charter (a copy of which is available on the Company's website at www.fele.com under "Corporate Governance"), for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements by reviewing (i) the quality and integrity of the consolidated financial statements prepared by management; (ii) the performance of the internal audit function; and (iii) the qualifications, independence and performance of the Company's independent registered public accounting firm.

     In accordance with SEC rules the Audit Committee of the Company states that:

*	The Audit Committee has reviewed and discussed with management the
Company's audited financial statements for the fiscal year ended December 31, 2005.

*	The Audit Committee has reviewed and discussed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented ("Communication with Audit Committees").

*	The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board
Standard No. 1, as modified or supplemented ("Independence Discussions with Audit Committees"), and has discussed with Deloitte & Touche LLP the independent registered public accounting firm's independence.

     Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

     This report is submitted on behalf of the members of the Audit Committee:


                                          Jerome D. Brady (Chairman)
                                          Diana S. Ferguson
                                          Thomas L. Young

                   PERSONNEL AND COMPENSATION COMMITTEE REPORT

     It is the philosophy of the Personnel and Compensation Committee (the "Committee") to maintain a compensation program to attract and retain executive officers who can successfully build the Company's long-term shareholder value. The Committee has retained a compensation consulting firm to provide information on compensation packages of companies of similar size and in similar industries to aid in the design of its package for the Company's executive officers. The Committee encourages superior performance through the use of annual performance targets for the purpose of determining cash bonuses as well as stock incentive vehicles designed to closely align the executive's reward to that of the shareholders.

     For the executive officers, including the named executive officers in the Summary Compensation Table, the current compensation package includes a base salary, an annual incentive cash bonus and grants of stock options and/or awards of restricted stock. The Committee believes the combined value of base salary plus incentive cash bonus is competitive with the salary and bonus provided to similarly situated executives as reflected in published market surveys. The Committee believes that a significant portion of executive officer compensation, including the Chief Executive Officer, should be dependent upon corporate performance.

     Base Salary ranges are established using salary and trend data for companies of similar size and in similar industries, using a variety of independent third-party executive compensation surveys. The target for base salary ranges is the median of this marketplace. Executive positions are individually benchmarked against these survey sources annually and multiple surveys are used to establish a competitive salary range for each position.

     The actual base salary of each executive officer relative to the target established above is determined by the executive's performance, which is evaluated annually by the Chief Executive Officer and reviewed and approved by the Committee. Other factors that may influence the level of individual executive base pay include current position in salary range, internal pay relationships, and retention considerations.

     The executive officers of the Company are eligible to participate in the Executive Officer Annual Incentive Cash Bonus Program. Under the plan the Committee approves an annual incentive cash bonus calculation for the executive officers taking into account certain financial performance targets and the individual's strategic task accomplishments. The Company's financial performance targets in 2005 were pre-tax return on net assets, earnings per share and individual business unit financial results. The maximum bonus possible as a percent of base salary was established at above median market levels (75% of salary for executive officers other than the Chief Executive Officer and 100% for the Chief Executive Officer). In 2005, the Company exceeded the return on net asset and earnings per share goals, and each executive met their business unit and individual goals at a level such that, combined with the corporate performance defined above, maximum payouts were made to all executive officers.

     In 2005, the Committee made grants of stock options and restricted stock to certain executive officers, including the Chief Executive Officer, under the Company's shareholder-approved stock plans. The purpose of these plans is to encourage stock ownership, offer long-term performance incentive and to more closely align the executive's compensation with the return received by the Company's shareholders. Using information on incentive compensation programs provided by an outside consultant, the Committee reviews annually the financial incentives to officers and determines the number of stock option grants and/or restricted stock awards given to each executive officer using competitive data for companies of similar size and in similar industries, as reflected in independent third party long term incentive surveys. In 2005, the Committee made stock option grants, ranging from 4,500 shares to 30,200 shares, to the 10 executive officers of the Company, including the named executive officers in the Summary Compensation Table, and awarded restricted stock, of 5,000 shares and 10,000 shares respectfully, to 2 executive officers, including 1 named executive officer in the Summary Compensation Table.

     Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of executive compensation paid to the Chief Executive Officer and the four other most highly compensated officers of a public company to $1,000,000 per year, but contains an exception for certain performance-based compensation. Base salary does not by its nature qualify as performance-based compensation under Section 162(m) and the Company's annual incentive cash bonus payments and restricted stock awards do not qualify as performance-based compensation under Section 162(m). The Company's grants of stock options under its stock plans qualify as performance-based compensation under Section 162(m). The Company in 2005 did not pay any executive officer salary, bonus and restricted stock compensation in excess of the Section 162(m) limit.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     On an annual basis, the Committee is responsible for reviewing the individual performance of the Chief Executive Officer, and determining appropriate adjustments in base pay and award opportunities under the Executive Officer Annual Incentive Cash Bonus Program.

     In 2005, Mr. Trumbull served as Chairman and Chief Executive Officer of the Company. The Committee, after reviewing salary survey data of companies of similar size and in similar industries, as published in independent third party executive compensation surveys, established Mr. Trumbull's base salary at $504,700 per year. Mr. Trumbull's earned base salary in 2005 was $501,035.
 Mr. Trumbull earned the maximum bonus award available of $501,035 which is equal to 100% of base pay earned in 2005. The 2005 bonus award was based upon the achievement of specified levels of return on net assets and earnings per share targets of the Company. Return on net assets for 2005 of 38.9% exceeded the target which led to the maximum payout attributable to return on net assets, which was 70% of the total payout. Earnings per share for 2005 of $1.98 exceeded the target which led to the maximum payout attributable to earnings per share, which was 30% of the total payout.

     Review of the 2005 performance of the Chief Executive Officer was conducted by the Committee. Based on this review and using salary survey data for manufacturing companies of comparable sales volume and financial performance, the Committee increased Mr. Trumbull's based salary from $504,700 to $555,000, effective February 1, 2006. For 2006 Mr. Trumbull will participate in the Executive Officer Annual Incentive Cash Bonus Program, with a maximum payout of 100% of base pay earned, based on achievement relative to performance targets specified by the Committee.


                                          Howard B. Witt (Chairman)
                                          David A. Roberts
                                          David M. Wathen

                          SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the years 2003 through 2005 for the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers who served as executive officers of the Company during 2005.





                              ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                              -------------------           ----------------------
                                         BONUS                             SECURITIES
                                      (PERFORMANCE     RESTRICTED          UNDERLYING
NAME AND                                 BASED           STOCK             OPTIONS            ALL OTHER
PRINCIPAL POSITION    YEAR    SALARY    INCENTIVE)     AWARD(S)($)<F1>     (# OF SHARES)    COMPENSATION<F2>
------------------    ----    ------    ---------      ----------          -----------      ------------
R. Scott Trumbull,    2005    $501,035  $501,035       $   -                30,200          $ 7,175
  Chairman of the     2004     486,260   486,260           -                60,800            7,175
  Board and CEO       2003     475,000   475,000           -               400,000            7,000

Peter-Christian Maske,2005    $325,603  $184,691       $   -                 9,000          $  -
  Senior Vice         2004     315,536   184,690           -                16,000             -
  President,          2003     251,508   145,700           -                  -              86,791
  President-Europa

Gregg C. Sengstack,   2005    $259,989  $194,992       $   -                 9,000          $ 7,175
  Senior Vice         2004     246,255   184,691           -                16,000            7,175
  President,          2003     235,000   145,700           -                  -               7,000
  International &
  Fueling Systems

Robert J. Stone       2005    $193,755  $145,316       $390,500              5,450          $ 7,175
  Vice President,     2004     172,505   129,380           -                 7,200           20,925
  Sales, Marketing &  2003     161,254    75,330           -                  -               7,000
  Technology

Daniel J. Crose       2005    $192,109  $144,081       $   -                 5,450           $ 7,175
  Vice President      2004     172,505   129,380           -                 7,200             7,175
  North American      2003     164,171   120,000           -                  -                7,000
  Submersible
  Operations




<F1> A restricted stock grant, subject to performance-based conditions, was made to Mr. Stone on March 3, 2005. The value as of December 31, 2005 is $395,400.

<F2> All Other Compensation for 2005 reflects Company matching contributions to employee benefit plans of $7,175 for each executive officer except Mr. Maske. In 2004, Mr. Stone received one month base salary of $13,750 as relocation allowance. In 2003, Mr. Maske received two months base salary of $39,167 plus additional relocation costs (including tax gross-up) of $40,624.


                         OPTION GRANTS IN 2005 FISCAL YEAR

                                                               Potential
                              Percent                        Realizable Value
                 Number of   of Total                       at Assumed Annual
                 Securities   Options   Exercise          Rates of Stock Price
                 Underlying  Granted to    or               Appreciation for
                  Options    Employees    Base               Option Term
                  Granted(1)  in Fiscal   Price  Expiration   -----------
Name                (#)        Year      ($/Sh)    Date     5% ($)   10%($)
----             --------     ------     -----    -------  ------    ------

R. Scott Trumbull  30,200       17%     $40.93  2/10/15  $ 777,368  $1,970,003

Peter-Christian
   Maske            9,000        5%     $40.93  2/10/15    231,666     587,087

Gregg C. Sengstack  9,000        5%     $40.93  2/10/15    231,666     587,087

Robert J. Stone     5,450        3%     $40.93  2/10/15    140,287     355,514

Daniel J. Crose     5,450        3%     $40.93  2/10/15    140,287     355,514

 (1) Options were granted on February 10, 2005 and vest at a rate of 25% per year beginning on February 10, 2006. Upon a change in control of the Company, all options become immediately vested.


           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                            YEAR-END OPTION VALUES

                                           Number of
                                           Securities           Value of
                                           Underlying          Unexercised
                                           Unexercised         In-the-Money
                   Shares                  Options at          Options at
                  Acquired                   Fiscal               Fiscal
                     on        Value        Year-End (#)        Year-End($)
                  Exercise    Realized(1)   Exercisable/        Exercisable/
Name                (#)         ($)       Unexercisable       Unexercisable(2)
----               ------      ------      -----------         -----------

R.Scott Trumbull   129,500  $2,454,447    60,660/318,840 $  850,652/$4,194,858

Peter-Christian
   Maske           253,200  $6,116,594    14,000/ 23,800 $  327,810/$  122,752

Gregg C. Sengstack    -           -      121,600/ 33,400 $2,726,269/$  325,221

Robert J. Stone     70,000  $1,828,783    51,440/ 11,210 $1,169,560/$   56,238

Daniel J. Crose       -           -       35,440/ 27,210 $  614,460/$  321,388


(1) Based on the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price.
(2) Based on the excess of the fair market value of the Common Stock of $39.54 on December 30, 2005 over the option exercise price.

                                PENSION PLANS

     The Company has three pension plans in which executive officers participate: the Franklin Electric Co., Inc. Basic Retirement Plan, the Franklin Electric Co., Inc. Cash Balance Plan, and the Franklin Electric Co., Inc. Pension Restoration Plan (collectively referred to herein as the "Pension Plans").

     The below table illustrates the approximate combined annual pension benefit payable upon retirement at age 65 under the Pension Plans, after integration with social security for Mr. Trumbull and Mr. Sengstack. In the table, Annual Compensation is based on the highest thirty-six consecutive months' compensation which includes salary and bonus. Years of service for Mr. Trumbull and Mr. Sengstack, named executive officers, are 8 years and 17 years respectively.

     Mr. Maske, a named executive officer, has 4 years of service under pension plans of the Company and 26 years of service under pension plans of one of the Company's foreign subsidiaries. His combined annual pension amount, including social security (both U.S. and foreign) does not exceed the benefits listed in the table below.


           Combined Annual Pension Amount, Including Social Security

Annual
Compen-                         Years of Service
sation         10         15         20         25         30         35
---------------------------------------------------------------------------
$  150,000  $ 52,500   $ 60,000   $ 70,000   $ 81,700   $ 93,400   $105,100
   200,000    70,000     80,000     90,000    100,000    114,400    129,600
   250,000    87,500    100,000    112,500    125,000    135,400    154,100
   300,000   105,000    120,000    135,000    150,000    156,400    178,600
   350,000   122,500    140,000    157,500    175,000    177,400    203,100
   400,000   140,000    160,000    180,000    200,000    200,000    227,600
   450,000   157,500    180,000    202,500    225,000    225,000    252,100
   500,000   175,000    200,000    225,000    250,000    250,000    276,600
   550,000   192,500    220,000    247,500    275,000    275,000    301,100
   600,000   210,000    240,000    270,000    300,000    300,000    325,600
   650,000   227,500    260,000    292,500    325,000    325,000    350,100
   700,000   245,000    280,000    315,000    350,000    350,000    374,600
   750,000   262,500    300,000    337,500    375,000    375,000    399,100
   800,000   280,000    320,000    360,000    400,000    400,000    423,600
   850,000   297,500    340,000    382,500    425,000    425,000    448,100
   900,000   315,000    360,000    405,000    450,000    450,000    472,600
   950,000   332,500    380,000    427,500    475,000    475,000    497,100
 1,000,000   350,000    400,000    450,000    500,000    500,000    521,600
 1,050,000   367,500    420,000    472,500    525,000    525,000    546,100

     Mr. Crose and Mr. Stone, the other named executive officers, have 4 years and 13 years, respectively, of service with the Company. The approximate combined annual pension benefit payable upon retirement at age 65 under the Pension Plans including Social Security for Mr. Crose and Mr. Stone would be $50,000 and $230,000 respectively.

                                  AGREEMENTS

     The Company has employment agreements with R. Scott Trumbull, Chairman of the Board and Chief Executive Officer, Gregg C. Sengstack, Senior Vice President, International and Fueling Systems, and Peter-Christian Maske, Senior Vice President, President-Europa.

     The agreements with Messrs. Trumbull and Sengstack are three-year agreements which automatically extend for an additional year unless either party provides 90 days advance written notice of an election not to extend the then current term. Under Mr. Trumbull's agreement, the Company, depending on the reason for termination of employment, may be required to pay Mr. Trumbull his annual compensation, including bonus, for the period from termination to the earlier of (i)the date on which Mr. Trumbull reaches his normal retirement age, or (ii)whichever is applicable, (a)thirty-six months if termination is prior to January 1, 2006, or (b)eighteen months if termination is after January 1, 2006, and all stock options held by Mr. Trumbull may become immediately exercisable. Under Mr. Sengstack's agreement, the Company, depending on the reason for termination of employment, may be required to pay Mr. Sengstack his annual compensation, including bonus, for a period of eighteen months after termination, and all stock options held by Mr. Sengstack may become immediately exercisable. If termination is effected within two years after a Change in Control of the Company (as defined in the agreements), the Company may be required to pay Messrs. Trumbull and Sengstack their respective annual compensation for up to three years, from the date of termination or change in control, whichever is earlier, and to continue to provide them with certain benefits under the Company's benefit plans in which they were a participant at the time of their termination of employment. Under his agreement, Mr. Trumbull is deemed to have five years of full-time service with the Company as of January 1, 2003 for purposes of vesting provisions and benefit accruals under certain employee benefit plans of the Company.

     The employment agreement with Mr. Maske continues until attainment of age 65, subject to earlier termination by either party upon six months prior written notice. In case the contract is terminated, the Company is required to pay the compensation provided under the contract for the six months of the termination notice. If termination is effected in connection with a change in control of the Company, the Company will be required to pay Mr. Maske his annual compensation for up to two years from the date of termination or change in control, whichever is earlier and to continue to provide him with certain benefits under the Company's benefit plans in which he was a participant at the time of his termination of employment.

     Messrs. Trumbull, Sengstack, Stone and Crose have signed a confidentiality and non-compete agreement with the Company. Under this agreement these persons agree to maintain all confidential information of the Company and for a period of eighteen months after each officer ceases to be employed with the Company each officer has agreed not to, directly or indirectly, participate in the design, development, manufacture or distribution of electrical submersible motors or related products in competition with the Company.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return (including reinvestment of dividends) on an investment in (1) the Company's Common Stock, (2) the Standard & Poor's 500 Stock Index, and (3) the Russell 2000 Stock Index for the period December 31, 2000 through December 31, 2005. In each case, the graph assumes the investment of $100 on December 31, 2000.




$300


                                                    257<F1>
                                                                 242<F1>

$200
                                       183<F1>                   149<F3>
                          143<F1>                   142<F3>
            121<F1>                    120<F3>

            103<F3>                                              103<F2>
$100                                                 98<F2>
             88<F2>                     88<F2>
                           82<F3>
                           69<F2>


$ 0
 2000         2001         2002         2003         2004         2005
                                  YEAR


<F1> FRANKLIN ELECTRIC
<F2> S & P 500
<F3> RUSSELL 2000

                   SECURITIES AUTHORIZED FOR ISSUANCE UNDER
                          EQUITY COMPENSATION PLANS

     The following table sets forth information about the Company's equity compensation plans as of December 31, 2005.

                                                                  (C)
                                                        Number of Securities
                        (A)                 (B)          Remaining Available
               Number of Securities  Weighted-Average     for Future Issuance
                to be Issued Upon     Exercise Price         Under Equity
                  Exercise of         of Outstanding      Compensation Plans
                Outstanding Options,     Options,       (Excluding Securities
Plan Category    Warrants & Rights   Warrants & Rights  Reflected in Column A)
-------------    -----------------   -----------------  ---------------------

Equity Compensation
 Plans Approved by
 Security Holders(1)    1,813,500            $23.60            1,263,508

Equity Compensation
 Plans Not Approved
 by Security Holders(2)    15,967              n/a                84,033

(1) This Plan category includes the following plans: Franklin Electric Co., Inc. Stock Option Plan (0 shares remain available for issuance) and the Franklin Electric Co., Stock Plan (1,263,508 shares remain available for issuance).

(2) This Plan category includes the Nonemployee Directors' Deferred Compensation Plan, adopted in 2000 and described above under the caption "Information About the Board and its Committees". The information included in column A represents shares underlying stock units, payable on a one-for-one basis, credited to the directors' respective stock unit accounts as of December 31, 2005. Nonemployee directors may elect to receive the distribution of stock units in cash or in shares of the Company's Common Stock.

                        RATIFICATION OF THE APPOINTMENT
                   OF DELOITTE & TOUCHE LLP AS THE COMPANY'S
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has appointed the firm of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2006 fiscal year. Although shareholder ratification is not legally required, the Board of Directors believes it advisable to submit its decision to the shareholders. If the shareholders fail to ratify Deloitte & Touche LLP as the Company's independent registered public accounting firm, the Audit Committee will reassess its appointment. Deloitte & Touche LLP has acted as independent auditors for the Company since 1988.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to questions relating to their examinations of the Company's financial statements.

     The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to approve the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

AUDIT FEES

     The aggregate fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q were $547,000 and $473,000, respectively, for the fiscal years ended December 31, 2005 and January 1, 2005.

AUDIT-RELATED FEES

     The fees for audits of the Company's employee benefit plans rendered by Deloitte were $40,000 and $32,000, respectively, for the fiscal years ended December 31, 2005 and January 1, 2005.

TAX FEES

     The fees for tax services rendered by Deloitte were $77,182 and $80,927 respectively, for the fiscal years ended December 31, 2005 and January 1, 2005.

AUDIT COMMITTEE PRE-APPROVAL POLICY
       The Audit Committee has adopted a Pre-Approval Policy for Audit, Audit-Related and Non-Audit Services. The Audit Committee has delegated to the Audit Committee Chairman the authority to pre-approve services not prohibited by law up to a maximum of $10,000 individually or $50,000 in the aggregate, provided that the Audit Committee Chairman shall report any decisions to pre-approve services to the full Audit Committee at its next meeting. For the fiscal year ended December 31, 2005 the Company did not pay any fees for services pursuant to the exceptions to the pre-approval requirements set forth in 17 CFR 210.2-01(c)(7)(i)(c).

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.


                             STOCKHOLDER PROPOSALS

     October 30, 2006 is the date by which proposals of shareholders intended to be presented at the next annual meeting must be received by the Company to be considered for the inclusion in the Company's proxy statement for the 2006 Annual Meeting. Also, other proposals intended to be presented at the next Annual Meeting but not included in the Company's proxy statement must be received by the Company no later than January 26, 2007 to be considered for presentation at that meeting.

                                OTHER BUSINESS

     Management has no knowledge of any other matters to be presented for action by the shareholders at the 2006 Annual Meeting. The enclosed proxy gives discretionary authority to the persons designated as proxies therein to vote on any additional matters that should properly and lawfully be presented.

By order of the Board of Directors
Dated:  March 20, 2006


/s/ Thomas J. Strupp
--------------------
Vice President, Chief Financial
Officer and Secretary

                                 APPENDIX 1

FRANKLIN ELECTRIC PROXY

Franklin Electric Co., Inc.
400 East Spring Street
Bluffton, IN 46714

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints R. Scott Trumbull and Thomas J. Strupp as Proxies, and each of them, with full power of substitution, with all power the undersigned would possess if personally present, and to vote all shares of common stock of Franklin Electric Co., Inc. held of record by the undersigned on February 24, 2006, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on April 28, 2006 or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS. Proposal to elect Jerome D. Brady, Diana S. Ferguson and David M. Wathen as directors to serve until the 2009 Annual Meeting of Shareholders.
        [ ]FOR all nominees   [ ]WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTIONS: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)
          Jerome D. Brady    Diana S. Ferguson    David M. Wathen

2. APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for the 2006 fiscal year.
          [ ]FOR     [ ]AGAINST     [ ]ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED________________________________, 2006

___________________________________________
                Signature

___________________________________________
         Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.